Exhibit 99.1

Synthetech Announces Date for Second Quarter Fiscal 2010 Earnings Release and Conference Call

Albany, Oregon, November 4, 2009 – Synthetech, Inc. (NZYM.OB) today announced it will issue second quarter financial results before the opening of the market on Tuesday, November 10, 2009.  Following the release of its financial results, Synthetech will host a conference call at 1:30 p.m. PST.  Dr. Gregory Hahn, President and CEO, along with Gary Weber, Vice President of Finance and CFO, will discuss results and be available to answer related questions.

The conference call can be accessed by dialing 877-524-1203 at 1:15 p.m. PST and entering code 413413.  Replays of the audio only conference will be available after the call via the investor area of Synthetech’s website at www.synthetech.com.

About Synthetech
Synthetech, Inc., based in Albany, Oregon, is a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies.  We develop and manufacture amino acid derivatives, specialty amino acids, peptide fragments and proprietary custom chiral intermediates and specialty resins, primarily for the pharmaceutical industry.  Synthetech produces advanced pharmaceutical intermediates in accordance with Current Good Manufacturing Practices (cGMP) in compliance with U.S. Food and Drug Administration (FDA) regulations.  Our products support the development and manufacture of therapeutic peptides and peptidomimetic (peptide-like) small molecule drugs from early stages of a customer’s clinical development through market launch and into commercial production.  Synthetech’s products also support the production of chemically-based medical devices.  Synthetech’s domestic and international customer base includes major pharmaceutical, contract drug synthesis firms, emerging biotechnology (virtual pharmaceutical) and medical device companies.  We also supply catalog quantities of specialty amino acids to research institutions, universities and drug discovery firms.

MORE INFORMATION:	Web site: www.synthetech.com
E-mail: investor@synthetech.com

CONTACT:	Gary Weber, CFO
PO Box 646
Albany, Oregon 97321
541 967-6575